                                Second Amendment
                                    to the
                         AARP Health Insurance Agreement
                                  by and among
                     American Association of Retired Persons,
                       Trustees of the AARP Insurance Plan
                                      and
                       United HealthCare Insurance Company


The American Association of Retired Persons and the Trustees of the AARP Insurance Plan hereby agree with the United HealthCare Insurance Company to the Amendment of the AARP Insurance Agreement, entered into by said parties and dated as of February 26, 1997, as set forth below:

A.  Section 2.86 of the Agreement is amended to read as follows:

            "NETWORK PROVIDER means any health care provider that has agreed to participate in the Medicare Select plan made available under the SHIP, other than a Network Pharmacy, Network Pharmaceutical Manufacturer, or Network Pharmacy Benefit Manager."

B. Article 2 of the Agreement is amended by the addition of the following Sections 2.119, 2.120, 2.121, 2.122, 2.123, 2.124 and 2.125:

    "2.119 NETWORK PHARMACY means a retail pharmacy or mail order pharmacy, which has agreed with United to participate in the Health Care Options Pharmacy Service.

     2.120 NETWORK PHARMACEUTICAL MANUFACTURERS means a pharmaceutical manufacturer that has agreed to provide rebates or like sums in connection with the Health Care Options Pharmacy Service.

     2.121 NETWORK PHARMACY BENEFIT MANAGER means a pharmacy benefit manager that has agreed to provide on-line point of service prescription processing and other administrative services in connection with the Health Care Options Pharmacy Service.

     2.122 SHIP PHARMACY INSURED means a SHIP Insured that is covered by a SHIP Pharmacy Plan.

     2.123 SHIP PHARMACY PLAN means a Medicare Supplement, pre-standardized Medicare Supplement or Medicare Select policy or certificate offered under the SHIP Plan which provides an outpatient prescription drug benefit.

    2.124 HEALTH CARE OPTIONS PHARMACY SERVICE means a service offered by United in connection with any SHIP Pharmacy Plan which (i) offers SHIP Pharmacy Insureds access to Network Pharmacies at which or through which the SHIP Pharmacy Insured may receive discounted pharmaceuticals; (ii) offers SHIP Pharmacy Insureds accessing Network Pharmacies with on-line point of service prescription processing; (iii) includes quality of care mechanisms, including drug utilization review programs; and (iv) includes such other features as may be mutually agreed to by the parties hereto. The service shall only apply to a SHIP Pharmacy Insured during such period in which the outpatient prescription drug benefits of the SHIP Pharmacy Plan have not been exhausted.

    2.125 USUAL AND CUSTOMARY PRICE means the reasonable and customary, non-discounted fee, i.e., the retail price, for a prescription, which is charged by a pharmacy which does not exceed the fee the pharmacy would charge any full-paying customer."

C. Section 3.2.2 of the Agreement is amended by the addition of new subsection (h) to read as follows:

   "(h) United shall make available to all SHIP Pharmacy Insureds access to the Health Care Options Pharmacy Service. United shall develop and manage relationships with pharmaceutical vendors, including mail service vendors, and pharmaceutical manufacturers and/or wholesalers in support of the Health Care Options Pharmacy Service. United will manage these vendor relationships to promote savings, network stability and quality improvement and to address service concerns that SHIP Pharmacy Insureds may have with any such vendor."

D. Article 6 of this Agreement is amended by the addition of the following new Sections 6.10.3 and 6.10.3.1.

   "6.10.3 HEALTH CARE OPTIONS PHARMACY SERVICE.  United shall be
           entitled to receive   ***   of the savings obtained by the
           Health Care Options Pharmacy Service. For such purposes, savings obtained by the service means: (i) the difference between the Usual and Customary Price for the prescription and the amount that is payable to the Network Pharmacy for the prescription by both the SHIP Pharmacy Insured and the SHIP Pharmacy plan; plus (ii) the drug formulary rebates obtained from Network Pharmacy Manufacturers for prescriptions purchased through the Health Care Options Pharmacy Service.
           In no event shall United be entitled, during any one (1) calendar year, to receive an amount in excess of



*** Represents text deleted pursuant to a confidentiality treatment request filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

           the amount United received or is expected to receive for such calendar year, from Network Pharmaceutical Manufacturers in the form of drug formulary rebates or like sums. No separate charge will be made to any SHIP Pharmacy Insured with respect to any discount taken. In the event that the drug formulary rebates obtained from Network
           Pharmaceutical Manufacturers for prescriptions purchased through the Health Care Options Pharmacy
           Service exceed   ***   of the savings obtained by
           the Health Care Options Pharmacy Service, then United shall credit any such excess amount to the RSF. United shall provided AARP (i) with written quarterly reports of all savings obtained from Network Pharmacies in connection with the Health Care Options Pharmacy Service during the quarter prior to the quarter in which the report is generated and (ii) with reports regarding sums received from Network Pharmaceutical Manufacturers at the end of the calendar quarter following the quarter in which such sums were received. The compensation payable under this Section 6.10.3 shall remain in effect for the duration of this Agreement, except as otherwise agreed to by the parties and as set forth below. Any change in the compensation shall become effective no sooner than
           (i) July 1, 2002 and shall require that any party seeking the same provide the other with at least one hundred and eighty (180) days notice of the same; or (ii) in the event of a material change in the availability or the amount of drug formulary, rebates or like sums provided by Network Pharmaceutical Manufacturers or volume discounts or like sums provided by Network Pharmacies and shall require that any party seeking the same provide the other with at least one hundred and eighty (180) days notice of the same or in the event of circumstances dictating a shorter notice period, such shorter period as is reasonable given such circumstances.

 6.10.3.1 ELECTRONIC PRESCRIPTION PROCESSING. In addition to the sum set forth in Section 6.10.3 above, United
           shall be authorized to receive   ***   per
           prescription that is electronically processed for the Health Care Options Pharmacy Service. The price of these services may increase from year to year as mutually agreed to by the parties hereto. In addition to other provisions of this Agreement, the parties agree to modify the Administrative Service Fee in the event that there is a material change in the number of claims which United processes. The parties agree that any change in the fees payable hereunder will be commensurate with the impact of the change on the costs of providing the service by United or its representative."


*** Represents text deleted pursuant to a confidentiality treatment request filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

E. Section 7.1.1 of the Agreement is amended by the addition of a new final sentence to read as follows:

           "In establishing and maintaining relationships with Network Pharmacies, Network Pharmaceutical Manufacturers, and/or Network Pharmacy Benefit Managers in connection with the HealthCare Options Pharmacy Service, United shall be authorized to disclose to such providers information contained in the Database relating to such Service and to authorize such providers to use such information in connection therewith provided however that no such use shall be in any manner which directly or indirectly is identifiable to AARP, AARP Trust or any AARP members."

F.  The provisions of this Amendment shall become effective January 1, 1998.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first written above.



AMERICAN ASSOCIATION OF RETIRED PERSONS

By:     /s/  HORACE B. DEETS
   ------------------------------------

Print Name:  HORACE B. DEETS
           ----------------------------

Print Title: EXECUTIVE DIRECTOR
            ---------------------------



TRUSTEES OF THE AARP INSURANCE PLAN

By:     /s/  HORACE B. DEETS
   ------------------------------------

Print Name:  HORACE B. DEETS
           ----------------------------

Print Title: SECRETARY
            ---------------------------



UNITED HEALTHCARE INSURANCE COMPANY

By:     /s/  LOIS QUAM
   ------------------------------------

Print Name:  LOIS QUAM
           ----------------------------

Print Title: CHIEF EXECUTIVE OFFICER,
             AARP DIVISION
            ---------------------------